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                                                                   Exhibit 10.26
                                   AGREEMENT

     THIS AGREEMENT is made on March 31, 1999 by and between EDWARD R. SIEGFRIED of 21 Camelot Drive, Hingham, Massachusetts 02043 (the "Executive"), and NEWSEDGE CORPORATION, a Delaware corporation with a principal place of business at 80 Blanchard Road, Burlington, Massachusetts 01803 (the "Company"),

     WHEREAS, the Executive is currently the Vice President and Chief Financial Officer of the Company; and

     WHEREAS, the Executive has informed the Company that he desires to resin his position as Vice President and Chief Financial Officer effective March 31, 1999; and

     WHEREAS, The Company desires to continue to employ the Executive to render services to the Company as an employee consultant and the Executive desires to accept such employment, all on the terms and conditions hereinafter provided;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows;

1.   Positions and Responsibilities
     ------------------------------

     (a)  Employment Position.  The Executive shall serve the Company as Senior
          -------------------
          Executive Consultant under the terms and conditions of this Agreement. As Senior Executive Consultant the Executive shall report to the Chief Executive Officer of the Company, and his service shall be subject to the direction and control of the Chief Executive Officer.

     (b)  Responsibilities effective April 1, 1999.  For the period beginning
          ----------------------------------------
          with the commencement of the term of this Agreement (as set forth in paragraph 2) and ending ____________________, (the Transition Effective Date") but in no event later than June 30, 1999 (the "Transition Period"), the Executive shall be engaged in (i) the performance of his current duties as Vice President and Chief Financial Officer ("Transition Duties"), as well as (ii) general matters of financial strategy and business development, implementation of major alliances, acquisitions and mergers, investor relations, and any other matters and duties as may reasonably be requested by the Chief Executive Officer. During the Transition Period the Executive shall devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.

     (c)  Responsibilities After The Transition Effective Date:  For the
          -----------------------------------------------------
          remainder of the term of this Agreement after the Transition Effective Date (the "Remaining Term"), the Executive shall serve the Company as shall be mutually agreed by the parties. During the Remaining Term the Executive's duties, which he shall discharge diligently, faithfully and competently, shall be unchanged except that, unless otherwise mutually agreed between the parties, the Executive shall have no
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                                      -2-


          Transition Duties. The Executive may engage in any activity on his own time without Company approval, provided the same does not conflict or compete with any interest of the Company or interfere with the Executive's performance of his duties hereunder.

2.   Term
     ----

     The term of this Agreement shall commence on March 31, 1999, and shall expire on the third anniversary of the Transition Effective Date, which date shall not be later than June 30, 2002, unless terminated sooner in accordance with the provisions of Paragraph 4.

3.   Compensation
     ------------

     (a) Salary. During the Transition Period, the Company shall pay to the
         ------
     Executive salary at the annual rate of One Hundred Seventy Eight Thousand Dollars ($178,000). payable in semi-monthly installments. During the Remaining Term, the Company shall pay to the executive salary at the annual rate of Fifty Thousand Dollars ($50,000), payable in semi-monthly installments. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. The Executive's salary may be adjusted at any time by mutual agreement of the parties, but shall not be lowered from the amounts hereinabove specified for the Transition Period and the Remaining Term, respectively.

     (b) Benefits. During the term of this Agreement the Executive shall be
         --------
     reimbursed for all of his business-related travel and other business-related expenses in accordance with the Company's policies from time to time in effect, and shall also be furnished by the Company at the Company's expense for use in the Company's business with a lap top computer and network access. The Executive will also be entitled to participate on the same basis with all other management employees of the Company in the Company's standard benefits package generally available for all other officers and employees of the Company, with respect to group health, disability and life insurance programs and retirement and 401K programs. The Executive shall also be paid (in a lump sum if he so elects) his accrued and accumulated vacation compensation as of the Transition Effective Date.

     (c) Stock Options. The parties acknowledge and agree that the Executive has
         -------------
     been granted options to purchase 125,000 shares of the stock of NewsEdge Corporation, pursuant to various stock option and reprising agreements (the "Option Agreements"), as outlined in the table below:

   Number of Options    Date Granted         Option Price Per Share
   -----------------    ------------         ----------------------
1.      35,000          January 23, 1996.           $ 8.625
-------------------------------------------------------------------
2.      10,000          July 29, 1997               $10,438
-------------------------------------------------------------------
3.      80,000          February 24, 1998           $10.875
        ------
-------------------------------------------------------------------
       125,000
-------------------------------------------------------------------

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                                      -3-

The options granted under (1) and (2) above, totaling 45,000 options shall be subject to the provisions of the Option Agreements and shall continue to vest on the terms and conditions found in the option agreements and shell expire ninety
(90) days following the expiration of this Agreement. The options granted under
(3) above totaling 80,000 options shall continue to vest through the Transition Effective Date. The vested portion of these options as of the Transition Effective date shall continue to be exercisable by the Executive throughout the term of this Agreement. The unvested portion of the 80,000 options as of the Transition Effective Date will he cancelled as of the Transition Effective Date.

4.   Termination
     -----------

     The Executive's employment under this Agreement shall terminate prior to the expiration of the term set forth in Paragraph 2 upon the occurrence of any of the following events:

         (i) The death or disability of the Executive. For the purposes of this Paragraph, "disability" shall mean the inability of the Executive, by reason of accident or illness, to perform substantially the duties of his employment, which inability persists for a continuous period of three (3) months.

         (ii) The acceptance by the Executive of a full time position with an employer other than the Company.

         (iii) The giving of fourteen (14) days' written notice by the Executive to the Company of the Executive's election to terminate this Agreement for cause. As used in this subparagraph, "for cause" means any change in the Executive's compensation, benefits or location which is not consented to by the Executive.

         (iv) The giving of fourteen (14) days written notice by the Company to the Executive of the Company's election to terminate this Agreement for cause. As used in this subparagraph, "for cause" means (A) the substantial and continuing willful breach by the Executive of his obligations under this Agreement, such breach not having been cured within thirty (30) days after the Executive's receipt of notice thereof from the Company, which notice shall set forth in reasonable detail the nature of such breach; provided, however, that this subparagraph shall not apply to acts or omissions by the Executive in the exercise of his honest business judgment; (B) the commission by the Executive of an act of fraud or substantial and material breach of fiduciary duty; or (C) the conviction of the Executive of any felony or of any misdemeanor involving moral turpitude or misappropriation of Company property.

5.   Waiver
     ------

     The failure of any party hereto at any time or times to require performance of any provision of this Agreement shall in no manner affect that party's right at a later time to enforce the same provision. Any waiver by any party of the breach of any provision contained in this
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                                      -4-

Agreement in any one or more instances shall not be deemed to be a waiver of any other breach of the same provision or any other provisions contained herein.

6.   Notices
     -------

     Any notices or other communications required or permitted under this Agreement shall be sufficiently given if delivered in hand or if sent by registered or certified mail, postage prepaid, and if to the Executive, addressed to him as follows:

                   Mr. Edward R. Siegfried
                   21 Camelot Drive
                   Hingham, MA 02043

And if to the Company, addressed to it as follows:

                   NewsEdge Corporation
                   80 Blanchard Road
                   Burlington, MA 01803
                   Attention: Donald L. McLagan, Chief Executive Officer

Either party at any time may change his or its address for notice hereunder by giving notice thereof to the other party in accordance with the provisions of this Paragraph 6.

7.   Entire Agreement Amendment
     --------------------------

     Except as otherwise provided herein, this Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supercedes all proposals, negotiations and understandings of any nature whatsoever. This Agreement may be amended only by a written instrument signed by both parties.


8.   Severability
     ------------

     If any of the provisions of this Agreement, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remaining provisions, which shall be enforced to the fullest extent permitted by law, without regard to the invalid portion or portions.

9.   Assignment
     ----------

     The Executive acknowledges that the services to be rendered by him hereunder are unique and personal in nature. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement, except with the written consent of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. The rights of the Executive hereunder shall inure to the benefit of the Executive and, where the context so requires, to his personal representatives.
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                                      -5-

10.  Governing Law
     -------------

     This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or riot arising under this Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and this Agreement shall be deemed to be performable in Massachusetts.

11.  Counterparts
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as a sealed instrument, as of the date first above written.


                                    /s/ Edward R. Siegfried
                                    -----------------------
                                    EDWARD R. SIEGFRIED

WITNESS:                            NEWSEDGE CORPORATION

By: /s/ Al Zink                     By: /s/ Donald L. McLagan
    -----------                         ---------------------
Name: Al Zink                         Name:  Donald L. McLagan
      -------                                -----------------
Title: Director of HR                 Title:  Chief Executive Officer
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